Exhibit 23(m)(iii)

                              SELLING AGREEMENT FOR
                                FUNDVANTAGE TRUST


TO:      PFPC DISTRIBUTORS, INC.
         760 Moore Road
         King of Prussia, PA  19406


FROM:


------------------------------------
Name of Firm


------------------------------------
Address of Principal Office


------------------------------------
City, State, Zip Code



Ladies and Gentlemen:


For the mutual promises contained herein and other good and valuable consideration, we (the "Selling Dealer") enter into this Agreement with you (the "Distributor"), as principal underwriter for the FUNDVANTAGE TRUST (the "Trust"). Upon acceptance of this Agreement by Distributor, Selling Dealer understands that Selling Dealer may offer and sell Shares of the series of the Trust listed in Exhibit A (each a "Fund" and collectively, the "Funds"), including Shares of any and all classes thereof, subject, however, to all of the terms and conditions hereof and to the Trust's right, without prior notice, to suspend or terminate the sale of Shares.

1. Selling Dealer understands that Selling Dealer will be compensated by Distributor as set forth in the applicable current Prospectus for the Fund for services that Selling Dealer provides pursuant to this Agreement. The term "Prospectus" herein refers to the prospectus on file with the Securities and Exchange Commission (the "SEC") which is part of the registration statement of the Fund under the Securities Act of l933, as amended. Selling Dealer acknowledges that any compensation paid to Selling Dealer is subject all rules and regulations of the Financial Industry Regulatory Authority ("FINRA"), formerly known as the National Association of Securities Dealers, Inc. or the "NASD"). Selling Dealer acknowledges and agrees that Distributor shall not be responsible for the payment of any such fee unless and until it has received reimbursement for such payment from a Fund, and Selling Dealer agrees to waive the payment of such fee until Distributor has received payment from the Fund.

2. Selling Dealer desires to make the Shares available to Selling Dealer's customers and the Fund will confirm transactions in accordance with the terms and conditions set forth herein.

     (a) The customers in question are for all purposes Selling Dealer's customers and not Distributor's customers. Distributor shall execute Selling Dealer's transactions for each of Selling Dealer's customers only upon Selling Dealer's authorization; it being understood in all cases that (i) Selling Dealer is acting as the agent for the customer;
          (ii) as between Selling Dealer and the customer, the customer will have beneficial ownership of the securities; (iii) each transaction is initiated solely upon the order of the customer; (iv) each transaction shall be executed by the Fund only upon receipt of instructions from Selling Dealer acting as agent for Selling Dealer's customer, and (v) each transaction is for the account of the customer and not for Selling Dealer's account. Selling Dealer represents and warrants that Selling Dealer will have the full right, power and authority to effect transactions (including without limitation, placing any purchase and redemptions) in Shares on behalf of all customer accounts provided by Selling Dealer to any transfer agent of the Fund as such term is defined in the Prospectus of the Fund (the "Transfer Agent"). Selling Dealer shall be responsible for opening and approving and monitoring customer accounts, all in accordance with applicable law, including the rules of the SEC and FINRA. Selling Dealer acknowledges and understands that the Fund may offer more than one class of Shares as described in the applicable Prospectus. Selling Dealer shall be responsible for determining the appropriate Share class for a Customer.

     (b) Orders for Shares received from Selling Dealer will be accepted by Distributor only at the price and other terms applicable to each order as described in the then current Prospectus of the Fund.

     (c) In no transaction shall Selling Dealer have any authority to act as agent for the Fund or for Distributor. Selling Dealer understands and agrees that, as Distributor for the Shares, Distributor is acting as a disclosed agent of the Fund and is not liable to the Fund for payment for purchases of Shares.

3. Selling Dealer understands that the Shares of the Funds will be offered and sold at the net asset value next determined after a purchase order is effective plus any applicable sales charge (the "Current Offering Price"), which is in effect at the time the order for such Shares is confirmed and accepted by the Fund or its agent. All orders for redemption of any Shares shall be executed at the net asset value per Share minus any applicable sales charge as described in the Prospectus. The minimum dollar purchase of Shares shall be the applicable minimum amount described in the then current applicable Prospectus and no order for less than such amount will be accepted hereunder. All purchase requests and applications submitted by Selling Dealer are subject to acceptance or rejection in the Fund's sole discretion, and, if accepted, each purchase will be deemed to have been consummated at the office of the Fund. The procedures for handling orders shall be subject to the written and agreed upon instructions which Distributor or its designee shall forward to Selling Dealer from time to time. Selling Dealer agrees that Selling Dealer will follow all requirements, rules and regulations in connection with Selling Dealer's handling of orders for transactions in the Shares, including, without limitation, Rule 22c-1(a) under the Investment Company Act of 1940 (the "1940 Act"), as amended, and as required by FINRA Rules 2110 and 2120. Selling Dealer further agrees that Selling Dealer will comply with the terms of the then current Prospectus of the Fund with respect to the purchase, redemption and exchange of Shares, including any market-timing and late trading policies applicable to the Shares. Selling Dealer further represents and warrants that Selling Dealer maintains, and will continue to maintain during the term of this agreement, internal policies and procedures which Selling Dealer believes are appropriate and sufficient with regard to the appropriate order handling of Fund Shares. The Fund reserves the right, at its discretion and without prior notice, to suspend the sale of Shares or withdraw entirely the sale of Shares of the Fund.

4. Selling Dealer certifies that it (a) is a member of the FINRA and agrees to maintain membership in the FINRA or (b) in the alternative, it is a foreign dealer not eligible for membership in the FINRA. In either case, Selling Dealer agrees to abide by all the rules and regulations of the SEC and the FINRA, including, without limitation, Rule 2830 of the FINRA Conduct Rules, all of which are incorporated herein as if set forth in full. Selling Dealer further agrees to comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies. Selling Dealer agrees that Selling Dealer will not sell or offer for sale Shares in any state or jurisdiction where they have not been qualified for sale. Distributor will provide to Selling Dealer a current list of the jurisdictions in which the Shares are qualified for sale, but Distributor shall have no obligation or responsibility to make Shares available for sale to Selling Dealer's customers in any jurisdiction. Selling Dealer agrees to notify the Distributor immediately in the event of its expulsion or suspension from the FINRA.

5. Selling Dealer will offer and sell the Shares only in accordance with the terms and conditions of the current Prospectus and Statement of Additional Information ("SAI") and Selling Dealer will make no representations not included in said Prospectus or SAI or in any authorized supplemental material supplied by Distributor. Selling Dealer shall have no authority to act as agent for the Trust, the Fund or for Distributor. In connection with the offers to sell and sales of Shares, Selling Dealer agrees to deliver or cause to be delivered to each person to whom such offer or sale is made, at or prior to the time of completion of such sale, a copy of the Prospectus and, upon request, SAI of the Fund. Distributor will furnish Selling Dealer without charge reasonable quantities of Prospectuses and SAIs, with any supplements currently in effect, and copies of current shareholder reports of the Fund, and sales materials issued from time to time. Distributor shall deliver or cause to be delivered to Selling Dealer to provide to each of the customers who purchase Shares through Selling Dealer copies of all annual and interim reports and any other information and materials relating to the Fund and prepared by or on behalf of Distributor, the Fund or its investment adviser, custodian transfer agent or dividend disbursing agent for distribution to such customer. Selling Dealer may not publish any advertisement or distribute sales literature or other written material to the public which makes reference to Distributor, the Trust or the Fund (except material which Distributor has furnished to Selling Dealer) without Distributor's prior written approval. Selling Dealer agrees to be responsible for the proper instruction and training of all sales personnel employed or registered as a broker or sales representative with Selling Dealer, in order that the shares will be offered in accordance with the terms and conditions of this Agreement, and all applicable laws, rules and regulations. Selling Dealer further agrees to obtain from each customer to whom Selling Dealer sells Shares any taxpayer identification number certification required by Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

6. Selling Dealer will maintain all records required by law to be kept by Selling Dealer relating to transactions in Shares of the Funds and shall promptly make available such records and other records as the Fund or Distributor may reasonably request.

7. In the case of purchase of Shares hereunder that are sold with a sales load, an agency commission shall be payable to Selling Dealer as hereinafter provided. In determining the amount of any agency commission payable to Selling Dealer hereunder, Distributor reserves the right to exclude any accounts which Distributor reasonably determines are not initiated, and any subsequent purchases for any accounts which Distributor reasonably determines are not made, in accordance with the terms of the applicable Prospectus and the provisions of this Agreement.

8. Exchanges (i.e., the investment of the proceeds from the liquidation of Shares of another registered open-end investment fund specified in the Prospectus) shall, where available, be made in accordance with the terms of the Prospectus.

9. The procedures relating to purchase, redemption or exchange orders and the handling thereof will be subject to the terms of the Prospectus and written and agreed upon instructions received by Selling Dealer from Distributor or the Transfer Agent from time to time. Selling Dealer understands and agrees that, if any Shares sold under this Agreement are redeemed or repurchased by the Fund or are tendered for redemption within seven business days after the date of confirmation of the initial purchase of such Shares, Selling Dealer shall forfeit and repay to Distributor any portion of a sales charge reallowed by Distributor to Selling Dealer with respect to such Shares. Selling Dealer will not present any conditional purchase orders, and Selling Dealer understands that no conditional orders will be accepted by the Fund or its agents. Selling Dealer agrees that purchase orders placed by Selling Dealer will be made only for the purpose of covering purchase orders already received from Selling Dealer's customers and that Selling Dealer will not make purchases for any securities dealer or broker. Further, Selling Dealer shall not withhold the placement of such orders so as to profit ourselves; provided, however, that the foregoing shall not prevent the purchase of Shares by Selling Dealer for Selling Dealer's own bona fide investment.

10. Payment for purchases of Shares made by wire order from Selling Dealer shall be made directly to the Transfer Agent, as per the Prospectus instructions, in an amount equal to the Current Offering Price per Share being purchased without deduction for Selling Dealer's agency commission, if any. If such payment is not received at the customary or required time for settlement of the transaction, Selling Dealer understands that the Fund reserves the right, without notice, forthwith, to cancel the sale, in which case Selling Dealer may be held responsible for any reasonable loss, including loss of profit, suffered by the Fund or Distributor resulting from Selling Dealer's failure to make the aforesaid payment.

11. On the settlement date of each transaction, Selling Dealer on behalf of Selling Dealer's customers will remit the full purchase price, and Selling Dealer's customer will be credited with an investment in the Shares of the Fund equal to such purchase price. Selling Dealer's agency commission, if any, shall be payable on at least a monthly basis.

12. For Funds that offer share Class A Shares with a front-end sales load, Selling Dealer acknowledges and agrees to the following:

     (a) In accordance with the terms of the Prospectus of the Fund involved, a reduced sales load may be available to customers that purchase Class A Shares of a Fund sold with a front-end sale load at the then Current Offering Price per share applicable to the total of the (i) dollar amount of Shares then being purchased plus (ii) an amount equal to the then current net asset value of the Class A Shares of such Fund (and any other Fund as may be permitted by the applicable Prospectus) that are already beneficially owned at the time of purchase by the Customer on which a front-end sales load has been directly or indirectly paid. Certain purchases of Class A Shares made by a Customer and certain other persons (for example, a Customer's spouse and minor children) as set forth from time to time in the applicable Fund Prospectus may be combined for purposes of qualifying for a reduced front-end sales load, and other reduced sales loads may apply as described in the applicable Fund Prospectus. Reduced front-end sales loads may be modified or terminated at any time in the sole discretion of the Fund involved.

     (b) Selling Dealer acknowledges that certain classes of investors may be entitled to purchase Class A Shares of a Fund at net asset value without a front-end sales load as from time to time provided in the applicable Fund Prospectus.

     (c) Selling Dealer agrees to advise Distributor promptly as to the amount of any and all sales of Class A Shares by Selling Dealer qualifying for a reduced front-end sales load or an exemption from the front-end sales load. Selling Dealer shall be solely responsible for determining whether a sale qualifies for a reduced front-end sales load.

13. Distributor's obligations to Selling Dealer under this Agreement are subject to all applicable provisions of any Underwriting Agreement entered into between Distributor and the Trust. Selling Dealer understands and agrees that in performing Selling Dealer's services covered by this Agreement Selling Dealer is acting as agent for the customer, and Distributor is in no way responsible for the manner of Selling Dealer's performance or for any of Selling Dealer's acts or omissions in connection therewith.

14. Selling Dealer hereby represents and warrants that: (a) it is a corporation, partnership, national association or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized; (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for its lawful execution and delivery of this Agreement and its performance hereunder have been obtained; and (c) upon execution and delivery of this Agreement will constitute a valid and binding agreement, enforceable against each party in accordance with its terms.

15. Distributor shall not be liable for any loss suffered by the Selling Dealer in connection with the performance of any obligations and duties under this Agreement except to the extent that the loss resulted from Distributor's own willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by the Distributor's reckless disregard thereof ("Standard of Care").

     Selling Dealer may not assert any cause of action against the Distributor under this Agreement that accrued more than two years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

     Selling Dealer shall have the duty to mitigate damages for which the other party may become responsible.

     Notwithstanding anything in this Agreement to the contrary, in no event shall Distributor, its affiliates, the Fund or any of its affiliates or their directors, officers, employees agents or subcontractors be liable to the Selling Dealer under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether Distributor or any entity has been advised of the possibility of such damages.

16. Selling Dealer agrees to indemnify, defend and hold harmless the Distributor, its affiliates and the Fund and its affiliates (including all officers, trustees, directors, employees and agents thereof) (an "Indemnified Party") from and against any and all claims, losses, demands, liabilities or expenses (including reasonable attorney's fees) of any sort or kind which may be asserted against an Indemnified Party for which an Indemnified Party may be held liable in connection with Selling Dealer's responsibilities under this Agreement (a "Claim") except to the extent such Claim resulted from the Distributor's failure to meet its Standard of Care (defined in Section 15 above). All expenses which Selling Dealer incurs in connection with Selling Dealer's activities under this Agreement shall be borne by Selling Dealer.

     Distributor agrees to indemnify, defend and hold harmless the Selling Dealer and its affiliates (including all officers, trustees, directors, employees and agents thereof) (an "Indemnified Party") from and against any and all claims, losses, demands, liabilities or expenses (including reasonable attorney's fees) of any sort or kind which may be asserted against an Indemnified Party for which an Indemnified Party may be held liable in connection with this Agreement (a "Claim"); PROVIDED, HOWEVER, such Claim resulted from Distributor's failure to meet its Standard of Care (defined in Section 15 above). All expenses which Distributor incurs in connection with its activities under this Agreement shall be borne by Distributor.

17. Selling Dealer may terminate this Agreement by notice in writing to Distributor, which termination shall become effective sixty (60) days immediately after the date of mailing such notice to Distributor. Selling Dealer agrees that Distributor has and reserves the right, in Distributor's sole discretion, to modify, amend or cancel this Agreement upon written notice to Selling Dealer of such cancellation, which shall be effective on the date stated in such notice. This Agreement may be terminated with respect to a Fund or a class of Shares thereof at any time, without payment of any penalty, by vote of a majority of the Disinterested Trustees (as defined in the 1940 Act, as amended), or by vote of a majority of the class of Shares of such Fund for which services are provided hereunder, on not more than 60 days' written notice. This Agreement shall terminate automatically in the event of its assignment (as such term is defined in the 1940 Act, as amended), except that Distributor may assign or transfer this Agreement to any firm or corporation which becomes the Distributor of the Fund. Without limiting the foregoing, Distributor may terminate this Agreement for cause on violation by Selling Dealer of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to Selling Dealer of such termination. Without limiting the foregoing, any provision hereof to the contrary notwithstanding, Selling Dealer's expulsion from the FINRA will automatically terminate this Agreement without notice and Selling Dealer's suspension from the FINRA or Selling Dealer's violation of applicable state or Federal laws or rules and regulations of an authorized regulatory agencies will terminate this Agreement effective upon the date of Distributor's mailing notice to Selling Dealer of such termination. Waiver of any breach of any provision of this Agreement will not be construed as a waiver of the provision or of Distributor's right to enforce said provision thereafter. Distributor's failure to terminate for any cause shall not constitute a waiver of Distributor's right to terminate at a later date for any such cause. All notices hereunder shall be to the respective parties at the addresses listed hereon, unless changed by notice given in accordance with this Agreement.

18. Notwithstanding anything in this Agreement to the contrary, both parties agree to keep confidential all information whether written or oral, ideas, techniques, and materials supplied by the other party, and shall not distribute the same to any other parties, at any time, except with the express written consent of the other party. Both parties agree to discontinue use of and destroy, where applicable, all information, ideas, techniques, and materials supplied by the other party upon termination of this Agreement. Both parties acknowledge that certain information made available to the other party may be deemed non-public personal information under the Gramm-Leach-Bliley Act or other federal or state privacy laws and the regulations promulgated thereunder (collectively, "Privacy Laws"). Both parties hereby agree not to disclose or use such information except as required to carry out its duties under this Agreement or as otherwise permitted by the Privacy Laws to establish and maintain procedures reasonably designed to insure the security and privacy of all such information and to cooperate with the other party and provide reasonable assistance in ensuring compliance of such Privacy Laws to the extent applicable to either party.

19. Selling Dealer will comply with all applicable anti-money laundering laws, rules and regulations, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by the USA PATRIOT Act, its implementing regulations, and related SEC and SRO rules (together, "AML Regulations"). The AML Regulations include requirements to identify and report currency transactions and suspicious activity, to verify customer identity, to conduct customer due diligence, and to implement anti-money laundering compliance programs. As required by the AML Regulations, Act, Selling Dealer hereby certifies that it has a comprehensive anti-money laundering compliance program which includes (i) policies, procedures and internal controls for complying with the AML Regulations; (ii) policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; (iii) a designated compliance officer or officers; (iv) training for appropriate employees; and (v) an independent review of the anti-money laundering compliance program.

     Further, Selling Dealer agrees to comply with all applicable Treasury Department's Office of Foreign Assets Control ("OFAC") requirements.

     Selling Dealer will remain in compliance with the AML Regulations at all times during which Selling Dealer sells and/or services shares of the Fund. Selling Dealer will, upon Distributor's reasonable written request, but not more than once each year, certify that Selling Dealer complies with the AML Regulations and OFAC sanctions programs

20.  SHAREHOLDER INFORMATION

     (a) AGREEMENT TO PROVIDE INFORMATION. Selling Dealer agrees to provide to the Fund, upon written request of the Fund or the Distributor (or their authorized affiliates), the TIN, International Taxpayer Identification Number ("ITIN") or other government-issued identifier ("GII"), if known, of any or all holders of Shares ("Shareholders") of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an Omnibus account maintained by Selling Dealer during the period covered by the request.

          (i) PERIOD COVERED BY REQUEST. Requests must set forth a specific period for which transaction information is sought, which generally will not exceed ninety (90) days (or any three (3) month period, as applicable) of transaction information. Distributor and/or the Fund may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

          (ii) FORM AND TIMING OF RESPONSE. Selling Dealer agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in 20(a). If requested by the Fund or its designee, Selling Dealer agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in 20(a) is itself an intermediary ("Indirect Intermediary") and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in 20(a) for those shareholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Selling Dealer additionally agrees to inform Distributor and the Fund whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format or another industry standardized data reporting format.

          (iii) LIMITATIONS ON USE OF INFORMATION. The Fund, Distributor and each of their affiliates, including PFPC Inc., agree not to use the information received for marketing or any other similar purpose without Selling Dealer's prior written consent. Separately, the Fund has provided written assurances to the Distributor that the Fund will not use the information received for marketing or any other similar purpose without the Selling Dealer's prior written consent.

     (b) AGREEMENT TO RESTRICT TRADING. Selling Dealer agrees to execute written instructions from Distributor or the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by Distributor or the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through an account with Selling Dealer) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

          (i) FORM OF INSTRUCTIONS. Instructions to restrict trading must include the Shareholder(s)' TIN, ITIN or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

          (ii) TIMING OF RESPONSE. Selling Dealer agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by Selling Dealer.

          (iii) CONFIRMATION. Selling Dealer will provide written confirmation to Distributor and the Fund that instructions have been executed. Selling Dealer agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

21. This Agreement shall become effective as of the date when it is executed and dated by Distributor below and shall be in substitution of any prior agreement between Distributor and Selling Dealer covering the Fund. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the Commonwealth of Massachusetts.

Sincerely,

[NAME OF SERVICE PROVIDER]

--------------------------------------------

By:      ________________________________________

Name:    ________________________________________

Title:   ________________________________________

Date:    ________________________________________



Accepted:

PFPC DISTRIBUTORS, INC.

By:      ________________________________________

Name:    ________________________________________

Title:   ________________________________________

Date:    ________________________________________

                                    EXHIBIT A

                                [FUND/CLASS/FEE]

                             PFPC DISTRIBUTORS, INC.
               KNOW YOUR CUSTOMER QUESTIONNAIRE FOR INTERMEDIARIES

In response to the requirements of The USA PATRIOT Act, PFPC Distributors, Inc. is required to "Know Our Customers." We request your cooperation with compliance and ask you to complete in total the information below and return with the executed agreement.

Thank you,
PFPC Distributors, Inc.

--------------------------------------------------------------------------------


-------------------------------------------
Name of Institution

----------------------------------------------
Taxpayer Identification Number

----------------------------------------------
Type of Business

----------------------------------------------
State in Which Corporation is Domiciled

----------------------------------------------
Date of Incorporation

----------------------------------------------
Regulatory Body with Oversight Authority

----------------------------------------------
SEC Broker Dealer Res. No. (if applicable)

----------------------------------------------
FINRA Firm CRD No. (if applicable)

----------------------------------------------
Contact Person

----------------------------------------------
Contact Person's Email Address

----------------------------------------------
Contact Person's Telephone Number

----------------------------------------------
Other Information (or attachments noted)

--------------------------------------------------------------------------------

                     FUNDVANTAGE TRUST DEALER PROFILE SHEET

---------- ----------------------------------------------------------------------------------------------------------------

1          Has signed dealer agreement been sent to distributor?  Yes        or No         Date sent:
                                                                      -----         -----
---------- ----------------------------------------------------------------------------------------------------------------

2          Dealer name:
---------- ----------------------------------------------------------------------------------------------------------------

3          Dealer address:



---------- ----------------------------------------------------------------------------------------------------------------

4          Dealer contact:
---------- ----------------------------------------------------------------------------------------------------------------

5          Dealer phone number/email address/fax number:
---------- ----------------------------------------------------------------------------------------------------------------

                                       QUESTIONS PRECEDED BY ** RELATE TO FUND\SERV
                               IF NOT A FUND\SERV PARTICIPANT, PLEASE SKIP TO QUESTION #10
---------------------------------------------------------------------------------------------------------------------------

**6        Is the dealer using Fund\SERV?   Yes ______ or No
           If yes, what is their NSCC Number?
           What is their alpha indicator?

---------- ----------------------------------------------------------------------------------------------------------------

**7        Is the dealer using networking?     Yes ______  or No
           If yes, when would they like to receive position files?  Choices are:
           ___ 1st & 3rd Friday ___ 2nd & 4th Friday ___ 1st & 3rd Thursday ___ 2nd & 4th Thursday
                               PLEASE NOTE: Any additional position files are on an as requested basis.
---------- ----------------------------------------------------------------------------------------------------------------

**8        If using networking, indicate network level:
---------- ----------------------------------------------------------------------------------------------------------------

**9        If another dealer is clearing for them, what is the other dealer's name:


           Address:


           NSCC number:
           Alpha indicator:
           Network level:
           Contact name:
           Contact phone:
---------- ----------------------------------------------------------------------------------------------------------------

10         What is the address of the main office for mailing purposes of checks for payment? (MAIN OFFICE ONLY)


---------- ----------------------------------------------------------------------------------------------------------------

11         Will statements go to main office or branch?           Main Office ___          Branch
---------- ----------------------------------------------------------------------------------------------------------------
                                     PLEASE ATTACH A COMPLETE BRANCH AND REP LISTING
---------------------------------------------------------------------------------------------------------------------------

12         Omnibus account?           Yes  ___    or   No
           If yes, how will you notify the transfer agent of the proper Blue Sky state information for the subaccounts? (I.E. a monthly report will be sent or trades will be placed with state information provided)_____________________
---------- ----------------------------------------------------------------------------------------------------------------
                                         COMPLETED FACT SHEET TO BE FORWARDED TO:
                                                 PFPC DISTRIBUTORS, INC.
                                        760 MOORE ROAD, KING OF PRUSSIA, PA 19406
---------------------------------------------------------------------------------------------------------------------------

                                       13